IMPORTANT NOTICE
PLEASE READ IMMEDIATELY

                             AQUILA
                    TAX-FREE FUND OF COLORADO
      380 Madison Avenue, Suite 2300, New York, N.Y. 10017

                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                        on June 19, 1996

TO SHAREHOLDERS OF THE FUND:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Aquila Tax-Free Fund of Colorado
(the "Fund") will be held

     Place:    (a)  at Denver Marriott Tech Center
                    4900 S. Syracuse Street
                    Denver, Colorado 80237

     Time:     (b)  on June 19, 1996 at 2:30 p.m. local time;

     Purposes: (c)  for the following purposes:

                    (i)  to elect seven Trustees; each Trustee
                    elected will hold office until the next annual meeting of the Fund's shareholders or until his or her successor is duly elected;

                    (ii) to ratify (that is, to approve) or reject the selection of KPMG Peat Marwick LLP as the Fund's independent auditors for the fiscal year ending December 31, 1996 (Proposal No.
                    1);




PLEASE NOTE:
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND TO DATE, SIGN AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. TO AVOID UNNECESSARY EXPENSE TO THE FUND, YOUR COOPERATION IS REQUESTED IN MAILING IN YOUR PROXY NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.


<page.


                    (iii)     to act upon any other matters which
                    may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

     Who Can
     Vote What
     Shares:   (d)  To vote at the Meeting, you must have been a
                    shareholder on the Fund's records at the close of business on March 25, 1996 (the "record date"). Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting
                    (or any adjourned meeting or meetings).

                              By Order of the Board of Trustees


                              EDWARD M. W. HINES
                              Secretary
     April 30, 1996




                              (ii)

                             AQUILA
                    TAX-FREE FUND OF COLORADO
    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Aquila Tax-Free Fund of Colorado (the "Fund"). The purpose of this Proxy Statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     This Notice and Proxy Statement are first being mailed on or about April 30, 1996.

     A copy of the Fund's most recent annual report and most recent semi-annual report will be sent to you without charge upon written request to the Fund's Distributor, Aquila Distributors, Inc., 380
Madison Avenue, Suite 2300, New York, NY 10017 or by calling
800-872-2652 toll-free or 212-697-6666.

     The Fund's investment adviser is KPM Investment Management, Inc. (the "Adviser"), a wholly-owned subsidiary of Kirkpatrick, Pettis, Smith, Polian, Inc. ("Kirkpatrick Pettis"), 1700 Lincoln Street, Denver Colorado 80203. The Fund's organizer and administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee, by striking a line through the nominee's name on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on the proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares for the proposal.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     All shareholders of the Fund are entitled to vote at the meeting. Each shareholder on the record date is entitled to one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares held on the record date.

     On the record date, the total number of shares outstanding for the Fund was 20,719,636 with a total net asset value of $215,484,214 at $10.40 per share. Of the shares of the Fund outstanding on the record date, Merrill Lynch, Pierce, Fenner & Smith, Inc., P.O. Box 30561, New Brunswick, NJ, held of record 1,148,574 shares with a total net asset value of $11,945,169 (5.5%). The Fund's management is not aware of any other person beneficially owning more than 5% of its outstanding shares as of such date. On the basis of information received from the holder, the Fund's management believes that all of the shares indicated are held for the benefit of clients of that institution.

                      ELECTION OF TRUSTEES

     At the Meeting, seven Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named below. See "Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     Each of the nominees is presently a Trustee, and except for Mr. Weeks, was previously elected by the shareholders at the annual meeting of the Fund held on June 7, 1995. Mr. Weeks was elected by the Trustees in September, 1995 to fill a vacancy. Except for Mr. Weeks and Dr. Adams, who has been a Trustee since 1989, every other Trustee has been a Trustee since the beginning of the Fund's operations in 1987. The Trustees and officers as a group owned on the record date less than 1% of the outstanding shares of the Fund. In the table below and elsewhere in this Proxy Statement, Aquila Management Corporation is referred to as the "Administrator" and the Fund's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." Mr. Herrmann is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Fund and a Director, officer and shareholder of the Distributor. He is so designated by an asterisk.

     Described in the following material are the name, positions with the Fund, age as of March 25, 1996 and business experience during at least the past five years (other than with the Fund) of each nominee and all officers of the Fund.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees,
Age: 66, Shares owned: 301 (Including 129 shares owned by Aquila
Management Corp.)

Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Prime Cash Fund, 1982-1996; Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Arizona since 1986; Tax-Free Trust of Oregon since 1986; Churchill Tax-Free Fund of Kentucky since 1987; Tax-Free Fund For Utah since 1992; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and an equity fund, Aquila Rocky Mountain Equity Fund since 1993, together with this Fund are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University since 1990; actively involved for many years in leadership roles with university, school and charitable organizations.

Tucker Hart Adams, Trustee, Age: 58, Shares owned: 319

President of the Adams Group, an economic consulting firm, since 1989; Trustee of Aquila Rocky Mountain Equity Fund since 1993; Vice President of United Banks of Colorado, 1985-1988; Chief Economist of United Banks of Colorado, 1981-1988; Director of University Hospital, 1990-1994; Director of the Colorado Health Facilities Authority; Vice Chair of the University of Colorado Foundation; currently or formerly an officer or director of numerous professional and community organizations.

Arthur K. Carlson, Trustee, Age: 74, Shares owned: 425

Retired; Advisory Director of the Renaissance Companies (design and construction companies of commercial, industrial and upscale residential properties) since 1996; Senior Vice President and Manager of the Trust Division of The Valley National Bank of Arizona, 1977-1987; Trustee of Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona and Pacific Capital Cash Assets Trust since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Aquila Rocky Mountain Equity Fund since 1993; previously Vice President of Investment Research at Citibank, New York City, and prior to that Vice President and Director of Investment Research of Irving Trust Company, New York City; past President of The New York Society of Security Analysts and currently a member of the Phoenix Society of Financial Analysts; formerly Director of the Financial Analysts Federation; past Chairman of the Board and, currently, Director of Mercy Healthcare of Arizona, Phoenix, Arizona since 1990; Director of Northern Arizona University Foundation since 1990; present or formerly an officer and/or director of various other community and professional organizations.

William M. Cole, Trustee, Age: 64, Shares owned: 58,931

President of Cole International, Inc., financial and shipping consultants, since 1974; President of Cole Associates, shopping center and real estate developers, 1974-1976; President of Seatrain Lines, Inc., 1970-1974; former General Partner of Jones & Thompson, international shipping brokers; Trustee of Pacific Capital Cash Assets Trust since 1984, of Hawaiian Tax-Free Trust since 1985 and of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Chairman of Cole Group, a financial consulting and real estate firm, since 1985.

Anne J. Mills, Trustee, Age: 57, Shares owned: 6,985

Vice President for Business Affairs of Ottawa University since 1992; Director of Customer Fulfillment, U.S. Marketing and Services Group, IBM Corporation, 1990-1991; Director of Business Requirements of that Group, 1988-1990; Director of Phase Management of that Group, 1985-1988; Budget Review Officer of the American Baptist Churches/USA since 1994; Director of the American Baptist Foundation since 1985; Trustee of Brown University; Trustee of Churchill Cash Reserves Trust since 1985, of Tax-Free Trust of Arizona since 1986, of Churchill Tax-Free Fund of Kentucky and Capital Cash Management Trust since 1987 and of Tax-Free Fund For Utah since 1994.

J. William Weeks, Trustee, Age: 68, Shares owned: 489

Trustee of Narragansett Insured Tax-Free Income Fund since 1995; Senior Vice President of Tax-Free Fund of Colorado and Narragansett Insured Tax-Free Income Fund, 1992-1995; Vice President of Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon and Churchill Tax-Free Fund of Kentucky, 1990-1995; Senior Vice President or Vice President of the Bond and Equity Funds and Vice President of Short Term Asset Reserves and Pacific Capital Cash Assets Trust, 1984-1988; President and Director of Weeks & Co., Inc., financial consultants, since 1978; limited partner and investor in various real estate partnerships since 1988; Partner of Alex. Brown & Sons, investment bankers, 1966-1976; Vice President of Finance and Assistant to the President of Howard Johnson Company, a restaurant and motor lodge chain, 1961-1966; formerly with Blyth & Co., Inc., investment bankers.

John G. Welles, Trustee, Age: 70, Shares owned: 4,458

Retired; Executive Director Emeritus of the Denver Museum of Natural History since 1995; Director of the Museum, 1987-1994; Regional Administrator of Region VIII, U.S. Environmental Protection Agency, 1983-1987; Vice President for Planning and Public Affairs of the Colorado School of Mines, 1974-1983; Member of the Board of Directors of Intra West Mortgage Corporation, 1976-1983; Member of the Board of Directors of the Gulf of Maine Foundation; formerly head of the Industrial Economics Division of the University of Denver Research Institute, consultant to the United Nations Conference on the Human Environment and to Business International, and Chairman of the Colorado Front Range Project; formerly Vice President and member of Ethics Commission of the American Association of Museums.

Officers of the Fund

     Information is set forth below as to those of the Fund's officers and assistant officers who are not Trustees.

W. Dennis Cheroutes, Senior Vice President, Age: 54

Investment Executive, Dain Bosworth, Inc., 1986-1995; and branch office mutual fund co-ordinator, 1990-1995; owner of special order clothing business, 1976-1986.

William C. Wallace, Vice President, Age: 61

Vice President of Capital Cash Management Trust and Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Senior Vice President of Tax-Free Trust of Arizona since 1989 and Vice President, 1986-1988; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Narragansett Insured Tax-Free Income Fund since 1992; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor since 1995 and formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

Jean M. Smith, Vice President, Age: 51

Assistant Treasurer of Bradford Trust Company, 1977-1978; Staff
Supervisor of Wood Struthers & Winthrop, an investment advisory firm, 1976-1977; Client Administrator of Bradford Trust Company,
1972-1976.

Marie E. Aro, Vice President, Age: 41

Vice President and Mutual Fund marketing Director of Boettcher &
Company, Inc., a regional brokerage firm, 1981-1990; Marketing and Shareholder Services Representative with AIM Management Inc., a mutual funds adviser and underwriter, 1980-1981.

Rose F. Marotta, Chief Financial Officer, Age: 71

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer, Age: 60

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary, Age: 56

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

John M. Herndon, Vice President, Age: 56

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer, Age:
29

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995; Counsel to the Administrator and the Distributor since 1995; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.


Compensation of Trustees

     For its fiscal year ended December 31, 1995, the Fund paid a total of $60,783 in compensation and reimbursement of expenses to those Trustees to whom it pays fees. No other compensation or remuneration of any type, direct or contingent, was paid by the Fund to its Trustees. The Fund does not pay fees to Trustees affiliated with the Administrator or to any of its officers.

     The Fund is one of the 13 funds in the Aquilasm Group of Funds, which consists of tax-free municipal bond funds, money market funds and an equity fund. The following table lists the compensation of all Trustees who received compensation from the Fund and the compensation they received during the Fund's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.


                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Fund                Group               now serves

Tucker H.
Adams          $5,725              $7,829              2

Arthur K.
Carlson        $5,350              $32,828             7

William M.
Cole           $6,050              $27,008             5

Anne J.
Mills          $6,340              $29,714             6

J. William
Weeks          $1,284              $2,884              2

John G.
Welles         $5,450              $5,450              1




     The Fund's Administrator is administrator to the Aquilasm Group of Funds, which consist of tax-free municipal bond funds and money market funds. As of December 31, 1995, these funds had aggregate assets of approximately $2.7 billion, of which approximately $1.9 billion consisted of assets of the tax-free bond funds. The Administrator, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann (directly, through a trust and through share ownership by his wife). For the year ended December 31, 1995, advisory fees of $427,046 were paid or accrued to the Adviser, of which $49,985 was voluntarily waived. During the year ended December 31, 1995, administration fees of $640,488 were paid or accrued to the Administrator under the Administration Agreement of which $228,480 was voluntarily waived.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons" of the Fund, as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund's internal accounting procedures and controls. The Committee held one meeting during the Fund's last fiscal year. The Board of Trustees does not have a nominating committee. During the Fund's last fiscal year, the Board of Trustees held four meetings. Each Trustee attended at least 75% of the total number of Board meetings and the Audit Committee meetings (if such Trustee was a member of that Committee).

                  RATIFICATION OR REJECTION OF
                SELECTION OF INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP has been selected by the Fund's Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent auditors for the fiscal year ending December 31, 1996; such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Fund, the Fund's Adviser or the Fund's Administrator. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.

                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy card for a particular annual meeting. No shareholder proposals have been received. One of the conditions under the proxy rules relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Fund's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Fund not less than 120 days before the anniversary of the date stated on the first page of this Proxy Statement relating to the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Fund will so advise you.

     The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Fund does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

IMPORTANT NOTICE
PLEASE READ
IMMEDIATELY

AQUILA
TAX-FREE
FUND OF COLORADO

[LOGO]

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
to be held on June 19, 1996

PROXY STATEMENT

                             AQUILA
                    TAX-FREE FUND OF COLORADO

          PROXY FOR SHAREHOLDERS MEETING JUNE 19, 1996

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of AQUILA TAX-FREE FUND OF COLORADO (the "Fund") does hereby appoint LACY B. HERRMANN and EDWARD M. W. HINES, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held at Denver Marriott Tech Center, 4900 S. Syracuse Street, Denver, Colorado 80237, on June 19, 1996 at 2:30 local time and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR THE PROPOSALS LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment.

     Please indicate your vote by an "X" in the appropriate box below

          Election of Trustees---.
                __
               [__]       FOR all nominees listed below
                __
               [__]       VOTE WITHHELD for all nominees listed
                               below

(Instructions: To withhold authority to vote for any one or more of the nominees, strike a line through the name of that nominee or the names of such nominees in the list below.)

     LACY B. HERRMANN; TUCKER HART ADAMS; ARTHUR K. CARLSON;
WILLIAM M. COLE; ANNE J. MILLS; J. WILLIAM WEEKS; JOHN G. WELLES



        Ratification of selection of KPMG Peat
        Marwick LLP as independent auditors
                               __           __            __
(Proposal No. 1)          FOR [__] AGAINST [__]  ABSTAIN [__]



                 Dated:  ____________  ______, 1996
                            Month        Day




__________________________________
                    SIGNATURE(S)



__________________________________
                    SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.